File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

TRANS GLOBAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	88-0298190
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Unit 5B Block 5 Zhonghai Rihui Terrace Bantian Street Shenzhen, China	518000
(Address of principal executive offices)	(Zip Code)

+86 13823383535

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $.0001 per share	OTC

Securities to be registered pursuant to Section 12(g) of the Act:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TRANS GLOBAL GROUP, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

You should rely only on the information contained in this General Form for Registration of Securities on Form 10 (the “Registration Statement”) or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  You should assume that the information contained in this document is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. the company maintains no website.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” and the “Company” refer to Trans Global Group, Inc., a Delaware corporation, and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements.  Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology.  Such forward-looking statements are included under Item 1.  “Business” and Item 2.  “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control.  Among the more significant risks are:

●	We have no current business operations and have no assets. Unless we obtain additional capital or acquire an operating company, the Company will not be able to undertake significant business activities.

●	The Company’s business plan contemplates that it will acquire an operating company in exchange for the majority of its common stock. If that occurs, management will determine the nature of the company that is acquired. Investors in the Company will have to rely on the business acumen of management in determining that the acquisition is in the best interest of the Company. If management lacks sufficient skill to operate successfully, the Company’s shares may lose value.

We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

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Item 1. Business

General Background of the Company

Trans Global Group, Inc. (the “Company”) was originally incorporated in Colorado on April 2, 1979 as Teletek, Inc. On April 9, 1993, the Company effected a merger with a newly formed wholly-owned subsidiary (formed March 17, 1993) for the primary purpose of changing its domicile to Nevada.  On October, 2007, the Company changed its name to Trans Global Group, Inc. The Company reincorporated to Florida from March 2014, through September 2017, and changed its name to Cannabis Consortium, Inc. in September 2017. On September 18, 2017, the Company filed with the State of Delaware to move the Company’s State of domicile from Florida to Delaware. On September 19, 2017, the Company filed conversion documents with the State of Florida moving its domicile to Delaware. In connection with the change in domicile, the Company changed its name from Cannabis Consortium, Inc. back to Trans Global Group, Inc.

From inception through 1996, the Company was engaged in various facets of the telecommunications industry, including providing long-distance telecommunications services, consisting primarily of direct dial international long-distance telephone transmissions from the United States for commercial customers. In 1996, the Company ceased telecommunications operations.

In 2007, the Company changed management and began seeking new partners or new business ventures.

The Company acquired Ecosafe Insulation of Florida, LLC in October of 2009. Ecosafe had entered into an agreement to acquire Ecosafe Foam from American Green Group, Inc. The Company elected to not complete that acquisition and in April 2010, acquired two other entities All Weather Insulation, Inc, which was in the business of building spray and injection foam rigs and trailers for the spray and injection foam insulation industry, and Kazore Holdings, Inc., which was in the business of providing conceptual design, custom programming, SEO, campaign management, printing, iPhone application development, email marketing, SMS text marketing and many other marketing strategies both on and off line. On February 3, 2011, the Company entered into a rescission agreement with Kazore Holdings, Inc. dba Full Spectrum Media, effective as of December 31, 2010. On March 31, 2011 the Company entered into a rescission agreement with All Weather Insulation, Inc.

On April 1, 2011 the Company purchased the assets and liabilities of FederaLED, LLC, which was in the business of providing cost-effective Light Emitting Diode lighting technology, with a primary focus on the government markets. By September 2017, FederaLED was no longer an active part of the Company, and the domain names were sold off in 2014.

On January 9, 2012 the Company acquired VersaGreen Energy Corporation, which was engaged in the General Construction, Renewable and Solar Energy sector.

During June 2014 the Company entered into two more Share Exchange Agreements one with International Green Building Group, Inc., and the other with Red Fox Bonding, LLC. The closing that took place with International Green Building Group, Inc. was rescinded as of December 31, 2014.

In January 2016, the Company entered into consulting agreements to provide consulting services such as strategic planning and investor relations and to oversee and manage communication and filings for the three (3) companies. In February 2016, the Company rescinded its consulting agreements citing a change in the Company’s direction.

On February 19, 2016, the Company decided that the Company would need to reverse merge a company with audited financials in order to instill market value into the Company, and on October 5, 2016 control of the Issuer was assumed by Baron Capital Enterprise. On April 21, 2017 control of the Issuer was transferred to the then CEO Matthew Dwyer.

On September 19, 2017, International Green Group, Inc. (formerly known as Rollings.Com, Inc., a subsidiary acquired in November 3, 2010), became Cannabis Consortium, Inc. On January 18, 2017 the Company completed an assignment with Bahamas Development Corporation whereby the two companies exchanged 1,214,000 shares of Cannabis Consortium for 1,214,000 of Bahamas Development Corporation. As a result of the transaction Cannabis Consortium become majority owned by Bahamas Development Corporation. Cannabis Consortium granted the Company exclusive marketing rights to a list of named products through a master distributorship agreement.

In May 2018, the Company elected to expand its business development activities and pursue a new line of products which are edible sauces that can be infused with THC and/or CBD. Through 2019, the Company had two different businesses 1) is a plastic manufacturer of its device(s) which can be shipped worldwide and have numerous applications, 2) is the creation of a line of edible sauces that can be infused with CBD and/or THC giving each sauce flavor three product lines.

In November 2019, the Company and Integrated Cannabis Solutions, Inc. began discussions for the sale of certain of the Company’s IP assets. On April 12, 2019 TGGI, IGPK, and the Seller reached an understanding whereby the attempted acquisition was unsuccessful. The final transaction did not take place and no monies exchanged hands.

The Company was formed as an investment company planning to acquire companies in Liquor Industry in China.

The Company can currently be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition. The Company’s officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

Business Objectives of the Company

Since April 30, 2021, current management (which includes possible participation by our majority shareholder) has determined to direct its efforts and limited resources to pursue potential new business opportunities. The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider a business opportunity.

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company’s virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

Management of the Company, which may also include the majority shareholder of the Company (“Management”) would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its management in connection with this process. There are many criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review. A business combination may involve a company which may be financially unstable or in its early stages of development or growth. In evaluating a prospective business opportunity, we would consider, among other factors, the following:

●	costs associated with pursuing a new business opportunity;

●	the growth potential of the new business opportunity;

●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;

●	necessary capital requirements;

●	the competitive position of the new business opportunity;

●	stage of business development;

●	the market acceptance of the potential products and services;

●	proprietary features and degree of intellectual property; and

●	the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that Management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, Management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, can not be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our Management will devote to the Company’s plan of operation.

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake. A business combination may involve the acquisition of or merger with a company which needs to raise substantial additional capital by means of being a publicly trading company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, voting control issues and compliance with various federal and state securities laws.

The Company intends to conduct its activities to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

We voluntarily filed the registration statement on Form 10 to make information concerning ourselves more readily available to the public and to become eligible for listing on the OTCQB market sponsored by OTC Markets. Management believes that being a reporting company under the Securities Exchange Act will enhance our efforts to acquire or merge with an operating business.

As a result of our registration with the SEC, we will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

Any company that is merged into or acquired by us will become subject to the same reporting requirements as we. Thus, if we successfully complete an acquisition or merger, the acquired entity must have audited financial statements for at least the two most recent fiscal years, or if the acquired company has been in business for less than two years, audited financial statements must be available from its inception. This requirement limits our possible acquisitions or merger opportunities because many private companies either do not have audited financial statements or are unable to produce audited statements without long delay and substantial expense.

The Company’s common stock is subject to quotation on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”) under the symbol TGGI. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for approximately the last five years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement under the Securities Exchange Act of 1934, as amended (“Exchange Act”). In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether the trading market will provide liquidity to investors, or whether any trading market will be sustained.

General Overview

Competition.

In identifying, evaluating, and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and equity financial concerns which have significantly greater financial, personnel resources and technical expertise than the Company. In view of the Company’s combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Management believes that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employees

As of September 16, 2021, we employed a total of 0 full-time employees and 1 consultant. None of our employees are covered by a collective bargaining agreement. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Conflicts of Interest.

The Company’s management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Company’s management has multiple business affiliations, our management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

Item 1A: Risk Factors

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.

Risks Related to Our Operations

Covid 19.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as a significant outbreak of variations thereof or other infectious diseases could adversely affect), the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

If the disruptions posed by COVID-19 continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on our ability to raise additional equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

The Company has not identified a target business.

The Company’s effort in identifying a prospective target business will not be limited to a particular industry and the Company may ultimately acquire a business in any industry management deems appropriate. The Company currently has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, we are not limited to United States entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, who may present solicited or unsolicited proposals. Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination.

In evaluating a prospective target business, management will consider, among other factors, the following:

●	financial condition and results of operation of the target company;

●	growth potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us.

Future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources.

In the future, acquire additional businesses that we believe could complement or expand our business or increase our customer base. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying product and service portfolio, and the performance of the management team and other personnel of the acquired operations. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. The failure to meet these integration challenges could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

●	our inability to achieve the operating synergies anticipated in the acquisitions;

●	diversion of management attention from ongoing business concerns to integration matters;

●	difficulties in consolidating and rationalizing IT platforms and administrative infrastructures;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;

●	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality customer service;

●	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters; and

●	inability to generate sufficient revenue to offset acquisition costs.

Acquired businesses may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition, including cyber and other security vulnerabilities. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, or failed to fulfill their contractual obligations to the U.S. Government or other customers, we, as the successor owner, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairment in the future that could harm our financial results. In addition, if we finance acquisitions by issuing debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our stock. Acquisitions and/or the related equity financings could also impact our ability to utilize our NOL carryforwards. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to integration of operations. The failure to successfully integrate the operations or to otherwise realize any of the anticipated benefits of the acquisition could seriously harm our financial condition and results of operations. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there is no assurance that these transactions will be successful.

We also evaluate from time to time the potential disposition of assets or business that may no longer meet our growth, return and/or strategic objectives. Divestitures have inherent risks, including the possibility that any anticipated sale will be delayed or will not occur, the potential failure to realize the perceived strategic or financial merits of the divestment, difficulties in the separation of operations, services, information technology, products and personnel, unexpected costs associated with such separation, diversion of management’s attention from other business concerns and potential post-closing claims for alleged breaches of related agreements, indemnification or other disputes. A failure to successfully complete a disposition or to otherwise realize any of the anticipated benefits of a disposition could seriously harm our financial condition and results of operations.

If we are unable to manage our growth, our business and financial results could suffer.

Sustaining our growth has placed significant demands on our management, as well as on our administrative, operational and financial resources. For us to continue to manage our growth, we must continue to improve our operational, financial and management information systems and expand, motivate and manage our workforce. Additionally, our future financial results depend in part on our ability to profitably manage our growth on a combined basis with the businesses we have acquired and those we may acquire in the future. If we are unable to manage our growth while maintaining our quality of service and profit margins, or if new systems that we implement to assist in managing our growth do not produce the expected benefits, our business, prospects, financial condition or operating results could be adversely affected.

Probable lack of business diversification.

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination and result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services.

Limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our director will remain associated in some capacity with the Company following a business combination, it is unlikely that she will devote her full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2020 and 2019, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

The Company has a limited operating history and limited resources.

The Company’s operations have been limited to seeking a potential business combination and has had no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business. The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or acquiring an operating business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of December 31, 2020, we had $nil in cash and cash equivalents and accumulated losses of $1,111,337. Our audited financial statements for the years ended December 31, 2020 and December 31, 2019 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

There may not be enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s management intends to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

It is likely that the Company’s current sole officer and director will resign upon consummation of a business combination and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination will be dependent upon the efforts of the Company’s management. The future role of management in the target business cannot presently be ascertained. Although it is possible that our management may remain associated with the target business following a business combination, it is likely that only the management of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination, the Company cannot assure you that the Company’s assessment of management will prove to be correct.

Dependence on key personnel.

The Company is dependent upon the continued services of management. To the extent that Chen Ren’s services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s sole officer may allocate her time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

Chen Ren, the Company’s officer and one or only two directors is not required and does not commit her full time to the Company’s affairs, which may result in a conflict of interest in allocating her time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination. Management of the Company is engaged in other business endeavors and Chen Ren is not obligated to contribute any specific number of her hours per week to the Company’s affairs.

If management’s other business affairs require her to devote more time to such affairs, it could limit her ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a business combination. Furthermore, we do not have an employment agreement with Chen Ren.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. The Company believed that there are business opportunities in companies involved with industries that produce resins and polymers and that there is a sustainable market in biodegradable and compostable products. Preliminary discussions had occurred between the majority shareholder with finders and broker-dealers regarding these business opportunities, but no agreements have yet been entered into. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available a terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or shareholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be solely dependent upon the performance of a single operating business, or dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does, and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that we could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We will be required to obtain additional financing. Although we have obtained sources for additional financial accommodations, we cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of our common stock will, in all likelihood, result in the shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company’s common stock held and/or have Chen Ren resign as a member of the Board of Directors. The resulting change in our control would result in a corresponding reduction in or elimination of current management’s participation in our future affairs.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objective. The Company is not likely to generate any revenues until the consummation of a business combination, at the earliest. The Company believes that we will have available sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

The Company’s CEO and majority shareholder is in a position to influence certain actions requiring shareholder vote.

Management has no present intention to call for an annual meeting of shareholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination, subject to the desires of the majority shareholder. If there is an annual meeting of shareholders for any reason, the Company’s management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of the majority shareholder’s significant equity interest. Accordingly, the Company’s management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of management.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

The Investment Company Act of 1940 creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. The Company does not believe that its anticipated principal activities will subject us to the Investment Company Act of 1940. However, in the event we engage in business combination that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

At the time we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are likely dependent, in large part, on the state of the general economy and the current Covid 19 pandemic. A continuation of a pandemic or adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also but are not limited to regulatory changes.

Risks Related to Our Common Stock

Company is a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a shell company. Rule 405 and 12b-2 of the Exchange Act defines a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third property.

The Company’s common stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell the Company’s common stock.

As a shell issuer, we lack the availability of the use of Rule 144 by security holders and the lack of liquidity in our stock.

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Rule 15c2-11,” the “Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11’s modified the “piggyback exemption” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale.

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, as amended (“Securities Act”), so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Very Limited Liquidity of our Common Stock.

Our common stock occasionally trades on the Pink Sheets and there is a very limited active market in our common stock. As a result, there is only limited liquidity in our common stock.

No public market for the Company’s shares may ever develop and as a result, the liquidity of any outstanding shares will be limited.

The Company’s securities are not listed or traded on any exchange. There is no assurance, even if such shares are accepted for listing or quotation, that any market will develop or that the Company will locate a broker interested in or qualified in handling the Company’s securities. In such event, the ability of any shareholder to sell the Company’s shares owned by such shareholder will be limited.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the Over-The-Counter (“OTCBB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

In the event a public market develops for the securities of the Company following a business combination, such securities may be classified as penny stock depending upon the market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9b which establishes the definition of a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker of a document to investor, stating the risks of investment in penny stocks, the possible lack of liquidity, commissions paid, current quotation and investors’ rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

Implications of Being an Emerging Growth Company

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

●	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	The first fiscal year following the fifth anniversary of the filing of this Form 10;

●	The first fiscal year after our annual gross revenues are $2 billion or more;

●	The date on which we have, during the previous three-year period,

●	Issues 2 billion in non-convertible debt securities; or

●	As of the end of any fiscal year in which the market value of our common stock held

●	By non-affiliates exceeded $700 million as of the of the second quarter of that fiscal year.

Your percentage of ownership in us may be diluted in the future.

Your percentage ownership in us may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we expect will be granted to our directors, officers and employees.

Certain provisions in our certificate of incorporation and bylaws, as amended, and of Delaware law, may prevent or delay an acquisition of our Company, which could decrease the trading price of our common stock.

Our certificate of incorporation, our bylaws, as amended, and Delaware law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

●	the right of our board of directors to issue preferred stock without stockholder approval;

●	a super-majority requirement to amend our certificate of incorporation or bylaws; and

●	the ability of our directors, and not stockholders, to fill vacancies on our board of directors.

Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions may help protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not expect to pay any cash dividends for the foreseeable future.

We have not declared any cash dividends. We currently intend to retain any future earnings to finance the growth and development of the business and, therefore, we do not anticipate that we will pay any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends or stock buybacks in the future will be at the discretion of our board of directors and will be dependent upon our future financial condition, results of operations and capital requirements, general business conditions and other relevant factors as determined by our board of directors. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See “Dividend Policy.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

The trading market for our securities depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

Rule 144 Risks.

Shareholders who receive the Company’s restricted securities in a business combination (and certain of our existing shareholders) will not be able to sell our common stock in reliance on Rule 144 without registration until one year after we have completed our initial business combination. Rule 144 is a non-exclusive safe harbor from the definition of “underwriter” in Section 2(a)(11) of the Securities Act that applies to restricted securities. Restricted securities are securities acquired in unregistered, private sales from the Company or from an affiliate of the Company. Control securities are those held by an affiliate of the Company. An affiliate is a person, such as an executive officer, a director or large shareholder, in a relationship of control with the issuer.

Accordingly, subsection (i) to Rule 144 prohibits or limits the resale (public) of the Company’s common stock. Under Rule 144(i), one year needs to pass from the date the Company ceased to be a shell company, files reports under the Exchange Act, and has filed the Form 10 type information on a Form 8-K. Further, shareholders holding restricted securities may not be able to rely on Rule 144 to sell their stock until the Company is current on all reports and other materials required to be filed with its filings for one year.

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Overview

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock, debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock may significantly reduce the equity interest of our shareholders, will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations, acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants, our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand, and our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Going Concern.

The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have unqualified audit opinion for the years ended December 31, 2020 and 2019 with an explanatory paragraph on going concern.

Results of Operations

Six Month Periods Ended June 30, 2021 and 2020

We currently have no assets and no operations. During the six months that ended on June 30, 2021, we realized no revenue and incurred $1,232 in operating expenses. During the six months that ended on June 30, 2020, we realized no revenue and incurred $49,742 in operating expenses. The decline in operating expenses from the first six months of fiscal year 2021 to the first six months of fiscal year 2020 resulted in a decline in payroll expenses.

Years Ended December 31, 2020 and 2019

During the years ended December 31, 2020 and December 31, 2019, we had assets of $nil and $60,897, respectively, and no operations. During the 2020 fiscal year, we realized no revenue and incurred $168,104 in operating expenses. During the 2019 fiscal year, we realized no revenue and incurred $83,100 in operating expenses. The increase in operating expenses from fiscal year 2019 to fiscal year 2020 occurred primarily because we incurred higher consulting fees and audit fees.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administration expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the Securities and Exchange Commission, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

Liquidity and Capital Resources

At December 31, 2020 we had a working capital deficit of $29,232, as we had no assets and had $29,232 in amounts due a director, accounts payable and accrued expenses. We expect our working capital deficit to continue indefinitely, until we obtain an operating company capable of funding our overhead expenses. However, the Company had accumulated losses of $1,111,337 as of December 31, 2020.

Our operations used no cash during the six months ended June 30, 2020, and used cash in operations of $72,000 and $60,000 for the years ended December 31, 2020 and 2019, respectively.

Chen Ren, our Chief Executive Officer, is financing our operations by making advances of funds to cover our expenses. The advances are repayable upon demand and the obligations do not bear interest. We expect that Chen Ren will continue to fund our operations until he sells his interest in the Company, and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months. Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

It is unlikely that we will be able to raise financing through a public offering of debt or equity.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared under accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. As of June 30, 2021 cash equivalents amounted to $nil.

Item 3. Properties

The company owns no real property.

The Company’s corporate headquarters are located at Unit 5B Block 5 Zhonghai Rihui Terrance, Bantian Street Shenzhen 518000 – China.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of September 24, 2021 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (ii) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Name and Address of Beneficial Owner(1)	Shares (2)	Shares Underlying Convertible Securities (2)	Total Percent of Class (3)

Chen Ren	-	6,181,200,000	29.9%
Jiacheng Tang	-	5,938,800,000	28.7%
All executive officers and directors as a group	-	12,000,000,000	58.6%
	-
VS Services LLC	800,000,000	-	9.2%
CEDE & CO	5,953,320,406	-	68.7%
National Financial Services LLC	463,540,485	-	5.3%
	7,216,860,891		83.2%

(1)

Chen Ren: 5A Central Business Bldg 88 Fu Hua First Rd Futian District, Shenzhen, China Jiacheng Tang: BLK 2 5/F Zhenqi Jingyuan Bldg Qiaocheng East Rd Futian District, Shenzhen 518040, China VS Services LLC: 16192 Coastal Hwy Lewes, DE 19958 United States CEDE & CO: Signature Stock Transfer 14673 Midway Road Ste 220 Addison, TX 75001 United States National Financial Services LLC: 200 LIBERTY ST NEW YORK, NY 10281 United States

(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)

Based on 8,665,578,306 common shares outstanding as of September 24, 2021, and 220,000 shares of Preferred Stock outstanding, shares of common stock subject to convertible securities currently exercisable or exercisable within 60 days of September 24, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Chen Ren and Jianchen Tang hold Series B Preferred Stock and Series AA Preferred Stock. The Series B Preferred Stock is convertible at the rate of 6,000 of Common Stock, and the Series AA Preferred Stock is convertible at the rate of 60,000 of Common Stock.

Item 5. Directors and Executive Officers

Our directors, executive officers and significant employees, and their ages as of September 16, 2021, are as follows:

Name	Position	Age
Executive Officers:
Chen Ren	President, Chief Executive Officer, Secretary and Treasurer, Director	34
~~Jiacheng Tang~~	~~Director~~	~~46~~

Our sole executive officer and significant employees work full-time for us. There are no family relationships between any director, executive officer, or significant employee.

Our sole director will hold office until the next annual meeting of shareholders and until his successor(s) have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

Chen Ren has served as our president, chief executive officer, secretary and treasurer since September 25, 2020. Since 2019, Mr. Ren serves as Brand Development and Operations for Zuixiangui Liquor Industry Co. Ltd. Between May 2014 to March 2019, Mr. Ren served as the Operations Manager for Shaanxi Yinhan Culture Media Co. Ltd. Mr. Ren holds a Diploma in Logistics Management Major from the Military Economics College of the Chinese People’s Liberation Army.

~~Jiacheng Tang serves as a director as of September 24, 2021. Since April 2019, Mr Tang has been serving as the Chairman of Guangdong Jialaisi Biotechnology Co. Ltd, as well as Vice-Chairman of Health Industry Committee of China International Rescue Center in Beijing Headquarters. Mr. Tang has also been serving as the Managing Director of Hong Kong Zhicheng Investment Co. Ltd since November 2016. In 2015, Mr. Tang was appointed as the Chairman of Guiling Huimingu Resident Service Co. Ltd and has been serving as the Chairman till present. Mr. Tang holds a Bachelor of Computer Science and Technology from Beijing Institute of Electronics and Information Technology and is currently pursuing Master of Business Administration from EU Business School in Switzerland.~~

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee. As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

The Company has not adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

Item 6. Executive Compensation.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of each named executive for the fiscal years ended December 31, 2020 and 2019, awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer of the Company and (ii) each individual that served as an executive officer of the Company at the end of such fiscal years who received compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Chen Ren, Chief Executive Officer	2020	$-	-	-
Chief Executive Officer	2018	-	-	-

Matthew Dwyer,	2020	$60,000	-	60,000
Former Chief Executive Officer	2019	$60,000	-	60,000

There were no bonuses paid or equity awards outstanding as of September 16, 2021.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value.

There have been no stock options exercised by the executive officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards.

There have been no awards made to a named executive officers or directors.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to each of our directors (who are not also officers of the Company) for the fiscal years ended December 31, 2020 and 2019, in connection with their services to the company. In accordance with the Commission’s rules, the table omits columns showing items that are not applicable. Except as set forth in the table, no persons were paid any compensation for director services.

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)	Total ($)
Chen Ren	2020		$-	-	-
		$		-	-

Matthew Dwyer	2020		$60,000	-	60,000
	2019		$60,000	-	60,000

All directors receive reimbursement for reasonable out of pocket expenses in attending board of directors’ meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we intend to compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Item 7. Certain Relationships and Related Transactions.

We have no relationships or related party transactions to disclose.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market for the Common Stock

The Company’s common stock is quoted on the OTC Pink Market under the symbol “TGGI”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The Company’s common stock is very thinly traded. It seldom trades more than once or twice in any week, and during many weeks there are no trades. The quoted bid and asked prices for the common stock vary significantly from week to week. An investor holding shares of the Company’s common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

(a-1) Restrictions on Availability of Rule 144 for resale of the Company’s shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus requirement. A principal exemption relied upon by shareholders is provided by SEC Rule 144, which permits resale of securities by holders who satisfy the requirements of that Rule.

The Company is a shell company because it has no operations and no assets. Section “(i)” of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC “Form 10 information” indicating that the issuer has ceased to be a shell company. Because Section “(i)” of Rule 144 applies to the Company, holders of the Company’s common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after the Company files information with the SEC demonstrating that it has ceased to be a shell and then only if the Company is compliant with the SEC’s periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by the Company’s shareholders.

(b) Derivative Securities

There are no outstanding securities that are convertible into the Company’s common stock or that provide the holder a right to purchase shares of the Company’s common stock or any other security issued by the Company.

(c) Shareholders of Record

As of the date of this registration statement, there were 67 holders of record of the Company’s common stock.

(d) Dividends

The Company has never paid or declared any cash dividends on its Common Stock and does not plan to do so in the foreseeable future. The Company intends to retain any future earnings for the operation and expansion of the business. Any decision as to future payment of dividends will depend on the available earnings, the capital requirements of the Company, its general financial condition and other factors deemed pertinent by the Board of Directors.

(e) Securities Authorized for Issuance Under Equity Compensation Plans

The Board of Directors of the Company has not adopted any equity compensation plan for the Company.

Item 10. Recent Sales of Unregistered Securities.

Within the past two years, we have issued and sold the unregistered securities set forth in the table below.

Shares Outstanding as of Second Most Recent Fiscal Year End: Opening Balance Date 12/31/2018 Common: 7,865,578,306 Preferred: 1,200,000
Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) -OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
01/30/20	Exchange	1,200,000 old for 200,000 New Series AA Preferred	Preferred	$0	NO	Matthew Dwyer (1)	Exchange, Old Series AA for New Series AA	Restricted	Section 4(a)(2)
09/20/20	New issuance	800,000,000	Common	$77,730.75	NO	VS Services, LLC	Conversion from Note and accrued interest	Unrestricted	144 Exempt
09/25/20	New issuance	20,000	Series B Preferred Stock	$0	NO	Chen Ren	Serving as President, Chief Executive Officer, Secretary and Treasurer	Restricted	Section 4(a)(2)
Shares Outstanding on Date of This Report: Ending Balance: Date 09/15/2021 Common: 8,665,578,306 Preferred: 220,000

(1)	Transferred to Chen Ren on September 25, 2020.

Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of Common Stock, $0.0001 par value, 12,000,000,000 shares authorized, issued and outstanding, and Preferred Stock $0.0001 par value, 1,500,000 shares authorized, of which 200,000 is designated Series AA, and 20,000 is designated Series B, all of are issued and outstanding.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this registration statement.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

Series AA

Voting Rights. The holders of the Series AA Preferred Stock are entitled to 60,000 votes for each share held of record on all matters submitted to a vote of the shareholders and shall vote as a group with and on the same basis as holders of common stock.

Dividends. None.

Liquidation Rights.  In the event of our liquidation, dissolution or winding up, holders of Series AA Preferred Stock are entitled to a liquidation preference of $0.0001 per share, before any payment or distribution to the holders of common stock.

Protective Provisions.  The approval of the holders of a majority of the outstanding shares of Series AA Preferred Stock is required to (i) change the rights, preferences or privileges of the Series AA Preferred Stock, (ii) do any act which would result in taxation of the Series AA Preferred Stock.

Conversion Rights. The Series AA Preferred Stock is convertible into common stock at the rate of 60,000 shares of common stock for each share of Series AA Preferred Stock.

Series B

Voting Rights. None.

Dividends. None.

Liquidation Rights.  The holders of Series B Preferred Stock shall have no liquidation preference but shall participate with holders of common stock in any liquidation, dissolution, or winding up of the Company, on an as converted basis.

Protective Provisions.  The approval of the holders of a majority of the outstanding shares of Series B Preferred Stock is required to (i) change the rights, preferences or privileges of the Series B Preferred Stock, (ii) do any act which would result in taxation of the Series B Preferred Stock.

Conversion Rights. The Series AA Preferred Stock is convertible into common stock at the rate of 6,000 shares of common stock for each share of Series AA Preferred Stock.

We had no Stock Option Plan or stock options granted to date.

Transfer Agent and Registrar

Signature Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

The Company is a smaller reporting company in accordance with Regulation S-X.  The financial statements of the Company are filed under this Item, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the registration statement. (b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Interim Financial Statements (unaudited)

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation
3.2	By-Laws *

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANS GLOBAL GROUP, INC.

Date: November 3, 2021	By:	/s/ Chen Ren
Chen Ren, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Trans Global Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trans Global Group, Inc (the “Company”) as of December 31, 2020, the related statements of income, comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements and schedule (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the years ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in Note 3 to the financial statements the accompanying consolidated financial statements and notes have been prepared assuming that the Company will continue as a going concern.

The Company incurred a net loss of $168,104 during the financial year ended December 31, 2020 and had working a capital deficiency of $29,232 as at December 31, 2020. These factors indicate the existence of a material uncertainty which may cast significant doubt over the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2019.

Singapore

08/30/2021

Trans Global Group Inc.

Balance Sheets

	As at December 31,
	2020	2019
	(Restated)	(Restated)

ASSETS

TOTAL NON-CURRENT ASSET	$-	$3,050

Property, plant and equipment	-	3,050

TOTAL CURRENT ASSET	-	57,847

Other receivables	-	57,847

TOTAL ASSETS	-	60,897

LIABILITIES

TOTAL CURRENT LIABILITIES	29,232	216,295

Amount due to a director	12,000	16,064
Trade payables	1,232	2,500
Other payables and accruals	16,000	197,731

TOTAL LIABILITIES	29,232	216,295

NET LIABILITIES	$(29,232)	$(155,398)

EQUITY

Common stock	866,558	786,558
Preferred stock	22	1,275
Additional paid-in capital	215,523	-
Accumulated losses	(943,231)	(860,131)
Loss for the year	(168,104)	(83,100)

TOTAL EQUITY	$(29,232)	$(155,398)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Profit & Loss Statement

	For the year ended December 31,
	2020	2019

Revenue	$-	$-

Cost of sales	-	-
Gross Profit	-	-

Other Income	-	-

Operating Expenses	168,104	83,100
Consulting expense	65,347	16,800
Payroll expenses	60,000	60,000
Rent	3,000	6,000
Signature stock transfer	4,600	300
Interest expense	11,607	-
OTC Markets Group Inc.	4,500	-
Audit fee	16,000	-
Depreciation expenses	3,050	-

Finance Costs	-	-

Loss Before Taxation	$(168,104)	$(83,100)

Income Tax Expenses	-	-

Loss After Taxation	(168,104)	(83,100)

Other Comprehensive Income	-	-

Total Comprehensive Loss for The Year	$(168,104)	$(83,100)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Statements of Shareholders’ Equity

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Losses	Equity
		USD		USD	USD	USD	USD
Balance as at December 31, 2018 (Restated)	1,200,000	$1,275	7,865,578,306	$786,558	$-	$(860,131)	$(72,298)

Net loss for the year	-	-	-	-	-	(83,100)	(83,100)

Balance as at December 31, 2019 (Restated)	1,200,000	$1,275	7,865,578,306	$786,558	$-	$(943,231)	$(155,398)

New issuance of Series B Preferred Stock	20,000	2	-	-	(2)	-	-
Exchange, Old Series AA for New Series AA	(1,000,000)	(1,255)	-	-	1,255	-	-
New issuance of Common Stock by Debt conversion	-	-	800,000,000	80,000	214,270	-	294,270
Net loss for the year	-	-	-	-	-	(168,104)	(168,104)

Balance as at December 31, 2020	220,000	$22	8,665,578,306	$866,558	$215,523	$(1,111,335)	$(29,232)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Statement of Cash Flows

	For the year ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net Loss	$(168,104)	$(83,100)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	3,050	-
Organization cost	57,847	-
Changes in operating assets and liabilities:
Trade payables	3,232	300
Other Payables and accruals	31,975	22,800
Net cash used in Operating Activities	(72,000)	(60,000)

Cash Flows from Financing Activities
Amount due to a director	72,000	60,000
Net cash provided by Financing Activities	72,000	60,000

Net increase in cash	$-	$-
Cash at end of period	-	-

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the year	$-	$-
Income taxes paid during the year	$-	$-
Non-Cash Investing and Financing Activities:
Issuance of common stock for conversion of convertible note and accrued interest	$80,000	$-

The accompanying notes are an integral part of these financial statements.

Trans Global Group, Inc.

Notes to Financial Statements

For the year ended December 31, 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

Trans Global Group, Inc. (the “Company”) was formed in the State of Delaware on December 31, 1993 as Teletek, Inc. On October, 2007, the Company changed its name to Trans Global Group, Inc., its current name. The Company is an investment company planning to acquire companies in Liquor Industry in China.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. As of December 31, 2020, cash equivalents amounted to $nil.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company incurred a net loss of $168,104 during financial year ended December 31, 2020. As of that date, the Company reported the net capital deficiency of approximately $29,232 as at December 31, 2020 and had accumulated losses as of December 31, 2020 of $1,111,335.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - STOCKHOLDERS’ EQUITY

Authorized Capital Stock

Common Stock

The Company is authorized to issue 12,000,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2020, 8,665,578,306 shares were issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,500,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, 200,000 shares of series AA preferred stock and 20,000 shares of series B preferred stock were issued and outstanding.

Capital Stock Issued

On January 30, 2020, the Company exchanged 1,200,000 shares of old series AA preferred stock for 200,000 shares of new series AA preferred stock. On September 20, 2020, the Company issued 800,000,000 shares of common stock to VS Services, LLC for conversion of note and accrued interests. On September 22, 2020, the Company issued 20,000 series B preferred stock to Chen Ren.

NOTE 5 - RELATED PARTY TRANSACTIONS

None

NOTE 6 - CORRECTION OF ERRORS

The Company discovers that additional paid-in capital had been erroneously omitted in its financial statements. The Company had understated the additional paid-in capital and accumulated losses. A correction entry has been posted which resulted in decrease of 1,298,339 additional paid-in capital and retained earnings respectively.

	As of December 31, 2020	Restatement Adjustments	As currently reported
EQUITY
Additional paid-in capital	$(1,082,816)	$1,298,339	$215,523
Retained earnings/(Accumulated losses)	$355,108	$(1,298,339)	$(943,231)

NOTE 7 - SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through the date the financial statements were available to be issued and there were no subsequent events to report.

Trans Global Group Inc.

Balance Sheets

(Unaudited)

	As at June 30
	2021	2020

ASSETS

TOTAL NON-CURRENT ASSET	$-	$108

Property, plant and equipment	-	108

TOTAL CURRENT ASSET	-	84,565

Other current assets	-	84,565

TOTAL ASSETS	-	84,673

LIABILITIES

TOTAL CURRENT LIABILITIES	50,495	323,053

Amount due to a director	32,020	51,432
Trade payables	2,475	4,200
Other payables and accruals	16,000	267,421

TOTAL LIABILITIES	50,495	323,053

NET LIABILITIES/ASSETS	$(50,495)	$(238,380)

EQUITY

Common stock	866,558	786,558
Preferred stock	22	20
Additional paid-in capital	215,523	1,255
Accumulated losses	(1,111,335)	(943,231)
Loss for the year	(21,263)	(82,982)

TOTAL EQUITY	$(50,495)	$(238,380)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Profit & Loss Statement

(Unaudited)

	For the six months ended June 30,
	2021	2020

Revenue	$-	$-

Cost of sales	-	-
Gross Profit	-	-

Other Income	-	-

Operating Expenses	21,263	82,982
Consulting expense	13,700	-
Payroll expenses	-	60,000
Rent	-	2,000
Signature stock transfer	1,243	8,350
OTC Markets Group Inc.	5,500	-
Depreciation expenses	-	2,942
Interest expenses	-	9,690
Franchise tax expenses	820	-

Finance Costs	-	-

Loss Before Taxation	$(21,263)	$(82,982)

Income Tax Expenses	-	-

Loss After Taxation	(21,263)	(82,982)

Other Comprehensive Income	-	-

Total Comprehensive Loss for The period	$(21,263)	$(82,982)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Statements of Shareholders’ Equity

(Unaudited)

For the six months ended June 30, 2020

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Losses	Equity
		USD		USD	USD	USD	USD
Balance as at December 31, 2019	1,200,000	$1,275	7,865,578,306	$786,558	$-	$(943,231)	$(155,398)

Net loss for the period	-	-	-	-	-	(82,982)	(82,982)
Exchange, Old Series AA for New Series AA	(1,000,000)	(1,255)	-	-	1,255	-	-
Debt adjustment	-	-	-	-	-	-	-

Balance as at June 30, 2020	1,200,000	$20	7,865,578,306	$786,558	$1,255	$(1,026,213)	$(238,380)

For the six months ended June 30, 2021

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Losses	Equity
		USD		USD	USD	USD	USD
Balance as at December 31, 2020	220,000	$22	8,665,578,306	$866,558	$215,523	$(1,111,335)	$(29,232)

Net loss for the period	-	-	-	-	-	(21,263)	(21,263)

Balance as at June 30, 2021	220,000	22	8,665,578,306	$866,558	$215,523	$(1,132,598)	$(50,495)

The accompanying notes are an integral part of these financial statements.

Trans Global Group Inc.

Statement of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(21,263)	$(82,982)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	-	2,942
Changes in operating assets and liabilities:
Trade payables	1,243	6,982
Other Payables and accruals	-	2,4690
Net cash used in Operating Activities	(20,020)	(48,368)

Cash Flows from Financing Activities
Amount due to a director	20,020	48,368
Net cash provided by Financing Activities	20,020	48,368

Net increase in cash	$-	$-
Cash at end of period	-	-

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$-	$-
Income taxes paid during the period	$-	$-
Non-Cash Investing and Financing Activities:
Issuance of common stock for conversion of convertible note and accrued interest	$-	$-

The accompanying notes are an integral part of these financial statements.

Trans Global Group, Inc.

Notes to Financial Statements

For the six months ended June 30, 2021

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Trans Global Group, Inc. (the “Company”) was formed in the State of Delaware on December 31, 1993 as Teletek, Inc. On October, 2007, the Company changed its name to Trans Global Group, Inc., its current name. The Company is an investment company planning to acquire companies in Liquor Industry in China.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic” and “Diluted” earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. As of June 30, 2021, cash equivalents amounted to $nil.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company incurred a net loss of $21,263 during financial year ended June 30, 2021. As of that date, the Company reported the net capital deficiency of approximately $50,495 as at June 30, 2021 and had accumulated losses as of June 30, 2021 of $1,132,598.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - STOCKHOLDERS’ EQUITY

Authorized Capital Stock

Common Stock

The Company is authorized to issue 12,000,000,000 shares of common stock with a par value of $0.0001 per share. As of June 30, 2021, 8,665,578,306 shares were issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,500,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2021, 200,000 shares of series AA preferred stock and 20,000 shares of series B preferred stock were issued and outstanding.

Capital Stock Issued

On January 30, 2020, the Company exchanged 1,200,000 shares of old series AA preferred stock for 200,000 shares of new series AA preferred stock. On September 20, 2020, the Company issued 800,000,000 shares of common stock to VS Services, LLC for conversion of note and accrued interests. On September 22, 2020, the Company issued 20,000 series B preferred stock to Chen Ren.

NOTE 5 - RELATED PARTY TRANSACTIONS

None

NOTE 6 - SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through the date the financial statements were available to be issued and there were no subsequent events to report.